UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 15, 2011

RADIANT LOGISTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50283	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004
(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 15, 2011, Radiant Logistics, Inc. (the “Company”) issued a press release disclosing its agreement to acquire Isla International Ltd., a privately-held company that provides a full range of cross-border transportation and logistics services between the United States and Mexico.  The transaction is valued at up to 15.0 million and is expected to close in Radiant’s second fiscal quarter ending December 31, 2011, pending the satisfaction of customary closing conditions.

The press release also included preliminary guidance for the Company’s fiscal year ending June 30, 2012 of approximately $10.5 million in adjusted EBITDA on $295.0 million in annual revenues.

Item 9.01 Financial Statements and Exhibits

99.1           Press release issued November 15, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: November 15, 2011	By:	/s/ Bohn H. Crain
Bohn Crain
Chief Executive Officer